Exhibit 99

VF Reports First Quarter Fiscal 2020 Results; Raises Full Year Fiscal 2020 Outlook

  Revenue from continuing operations increased 6 percent (up 9 percent in constant dollars) to $2.3 billion; excluding acquisitions and divestitures, adjusted revenue increased 9 percent (up 11 percent in constant dollars);
  Active segment revenue increased 8 percent (up 11 percent in constant dollars) including a 20 percent (23 percent in constant dollars) increase in Vans® brand revenue; Outdoor segment revenue increased 7 percent (up 11 percent in constant dollars) including a 9 percent (12 percent in constant dollars) increase in The North Face® brand revenue and a 2-percentage point revenue growth contribution from acquisitions;
  International revenue increased 2 percent (up 8 percent in constant dollars); excluding acquisitions and divestitures and on an adjusted basis, international revenue increased 4 percent (up 10 percent in constant dollars); China revenue increased 21 percent (up 29 percent in constant dollars);
  Direct-to-Consumer revenue increased 14 percent (up 17 percent in constant dollars); Digital revenue increased 24 percent (up 28 percent in constant dollars);
  Gross margin from continuing operations increased 140 basis points to 54.4 percent; on an adjusted basis, gross margin increased 120 basis points to 54.4 percent;
  Earnings per share from continuing operations was $0.24. Adjusted earnings per share from continuing operations increased 61 percent (up 67 percent in constant dollars) to $0.30;
  Full year fiscal 2020 adjusted revenue from continuing operations now expected to approximate $11.8 billion, reflecting growth of approximately 6 percent (8 percent on a constant dollar basis, excluding acquisitions and divestitures); and,
  Full year fiscal 2020 adjusted earnings per share from continuing operations is now expected to be in the range of $3.32 to $3.37, including an additional $20 million, or $0.04 per share, of incremental investment, reflecting growth of 16 percent to 18 percent (18 percent to 20 percent on a constant dollar basis, excluding acquisitions and divestitures).

DENVER--(BUSINESS WIRE)--July 24, 2019--VF Corporation (NYSE: VFC) today reported financial results for its first quarter ended June 29, 2019. All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Kontoor Brands Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, terms that are described under the heading “Adjusted Amounts - Excluding Icebreaker®, Altra® and Jeans Spin-Off Transaction and Deal Related Expenses, Costs Related to Office Relocations and Specified Strategic Business Decisions.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

“Our first quarter represents a new chapter for VF following the spin-off of Kontoor Brands and our relocation to Denver, Colorado," said Steve Rendle, Chairman, President and Chief Executive Officer. "Our first quarter results demonstrate the power of VF's evolved portfolio and our progress along our journey to become a purpose-led, performance-driven, value-creating enterprise anchored in our commitment to be more consumer-minded and retail-centric in everything we do. As a result of our strong results and increased confidence in the full year, we are raising our fiscal 2020 outlook, including an additional $20 million of investments aimed at accelerating growth and value creation in fiscal year 2020 and beyond."

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. The “constant dollar” amounts also exclude the impact of foreign currency-denominated transactions in countries with highly inflationary economies. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Kontoor Brands Business

On May 22, 2019, VF completed the spin-off of its Jeans business, which included the Wrangler®, Lee® and Rock & Republic® brands, as well as the VF OutletTM business, into an independent, publicly traded company under the name Kontoor Brands, Inc. (“Kontoor Brands”). Accordingly, the company has removed the assets and liabilities of the Jeans business as of the date noted above and included the operating results of this business in discontinued operations for all periods presented.

VF's after-tax net loss from discontinued operations was $48.0 million in the first quarter of fiscal 2020, which reflects the operating results of the Jeans business, including $59.5 million of separation costs related to the spin-off.

Adjusted Amounts - Excluding Icebreaker®, Altra® and Jeans Spin-Off Transaction and Deal Related Expenses, Costs Related to Office Relocations and Specified Strategic Business Decisions

This release refers to adjusted amounts that exclude transaction and deal related expenses associated with the acquisitions and integration of the Icebreaker® and Altra® brands. The release also refers to transaction expenses associated with the completed spin-off of the Jeans business. Total transaction and deal related expenses were approximately $13 million in the first quarter of fiscal 2020.

This release also refers to adjusted amounts that exclude costs primarily associated with the previously announced relocation of VF’s global headquarters and certain brands to Denver, Colorado. The release also refers to costs related to strategic business decisions in South America and the operating results of jeanswear wind-down activities in South America following the spin-off of Kontoor Brands. Total costs were approximately $17 million in the first quarter of fiscal 2020.

Combined, the above net charges negatively impacted earnings per share by $0.06 during the first quarter of fiscal 2020. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

First Quarter Fiscal 2020 Income Statement Review

  Revenue increased 6 percent (up 9 percent in constant dollars) to $2.3 billion. Adjusted revenue increased 6 percent (up 8 percent in constant dollars) to $2.3 billion. Excluding acquisitions and divestitures, revenue increased 9 percent (up 11 percent in constant dollars), driven by VF’s largest brands, international and direct-to-consumer platforms, as well as strength from the Active and Outdoor segments.
  Gross margin increased 140 basis points to 54.4 percent, driven by favorable mix and timing of foreign currency transaction hedge gains. On an adjusted basis, gross margin increased 120 basis points to 54.4 percent.
  Operating income on a reported basis was $133 million. On an adjusted basis, operating income increased 23 percent to $163 million. Operating margin on a reported basis increased 60 basis points to 5.9 percent. Adjusted operating margin increased 100 basis points to 7.2 percent.
  Earnings per share was $0.24 on a reported basis. On an adjusted basis, earnings per share increased 61 percent (up 67 percent in constant dollars) to $0.30.

Balance Sheet Highlights

Inventories were up 9 percent compared with the same period last year. In connection with the adoption of the new lease accounting standard, the company has recorded approximately $1.3 billion of operating lease right-of-use assets and $1.4 billion of operating lease liabilities. During the quarter, the company also repaid approximately $585 million of short term borrowings and returned approximately $200 million of cash to shareholders through dividends. The company did not repurchase any shares during the first quarter and has $3.8 billion remaining under its current share repurchase authorization.

Adjusted Full Year Fiscal 2020 Outlook

VF’s outlook for full year fiscal 2020 is on an adjusted continuing operations basis unless otherwise noted, and has been updated to include the following:

  Revenue is now expected to approximate $11.8 billion, reflecting an increase of approximately 6 percent (8 percent on a constant dollar basis excluding the impact of acquisitions and divestitures). This compares to the previous expectation of revenue between $11.7 billion and $11.8 billion. By segment, revenue for Outdoor is now expected to increase approximately 5 percent (6 percent on a constant dollar basis, excluding the impact of acquisitions). This compares to the previous expectation of an increase in revenue of approximately 4 percent to 5 percent (5 percent to 6 percent on a constant dollar basis, excluding the impact of acquisitions); revenue for Active is now expected to increase approximately 7 percent to 8 percent (10 percent to 11 percent on a constant dollar basis, excluding the impact of divestitures). This compares to the previous expectation of an increase in revenue of approximately 6 percent to 7 percent (9 percent to 10 percent on a constant dollar basis, excluding the impact of divestitures); and, revenue for Work is still expected to increase approximately 3 percent to 5 percent (4 percent to 6 percent on a constant dollar basis, excluding the impact of divestitures).
  International revenue is still expected to increase approximately 4 percent to 6 percent, or approximately 7 percent to 9 percent on a constant dollar basis, excluding the impact of acquisitions and divestitures.
  Direct-to-consumer revenue is now expected to increase approximately 10 percent to 12 percent (11 percent to 13 percent on a constant dollar basis), including 25 percent growth in digital. This compares to the previous expectation of an increase in revenue of approximately 9 percent to 11 percent (10 percent to 12 percent on a constant dollar basis).
  Adjusted gross margin is now expected to be 54.1 percent, which represents an estimated increase of 80 basis points. This compares to the previous expectation of about 54.0 percent.
  Adjusted operating margin is now expected to be 13.8 percent, which represents an estimated increase of approximately 90 basis points. This compares to the previous expectation of an adjusted operating margin of 13.7 percent.
  Adjusted earnings per share is now expected to be in the range of $3.32 to $3.37, including an additional $20 million, or $0.04 per share, of incremental investment, reflecting growth of approximately 16 percent to 18 percent (18 percent to 20 percent on a constant dollar basis, excluding acquisitions and divestitures). This compares to the previous expectation of $3.30 to $3.35, reflecting growth of 15 percent to 17 percent (17 percent to 19 percent on a constant dollar basis, excluding the impact of acquisitions and divestitures).
  Adjusted cash flow from operations is still expected to be at least $1.3 billion.
  Other full year assumptions include an effective tax rate of approximately 15 percent to 15.5 percent and capital expenditures of approximately $400 million.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.43 per share, payable on September 20, 2019, to shareholders of record on September 10, 2019.

Webcast Information

VF will host its first quarter fiscal 2020 conference call beginning at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on first quarter fiscal 2020 results will be available at ir.vfc.com beginning at approximately 7:30 a.m. Eastern Time today and will be archived at the same location.

About VF

VF Corporation (NYSE: VFC) outfits consumers around the world with its diverse portfolio of iconic outdoor and activity-based lifestyle and workwear brands, including Vans®, The North Face®, Timberland® and Dickies®. Founded in 1899, VF is one of the world’s largest apparel, footwear and accessories companies with socially and environmentally responsible operations spanning numerous geographies, product categories and distribution channels. VF is committed to delivering innovative products to consumers and creating long-term value for its customers and shareholders. For more information, visit www.vfc.com.

Forward-looking Statements

Certain statements included in this release and attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: risks associated with the spin-off of our Jeanswear business completed on May 22, 2019, including the risk that VF will not realize all of the expected benefits of the spin-off; and the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of VF. There are also risks associated with the relocation of our global headquarters and a number of brands to the metro Denver area, including the risk of significant disruption to our operations, the temporary diversion of management resources and loss of key employees who have substantial experience and expertise in our business, the risk that we may encounter difficulties retaining employees who elect to transfer and attracting new talent in the Denver area to replace our employees who are unwilling to relocate, the risk that the relocation may involve significant additional costs to us and that the expected benefits of the move may not be fully realized. Other risks include foreign currency fluctuations; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; the financial strength of VF's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; VF's ability to implement its business strategy; VF's ability to grow its international and direct-to-consumer businesses; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF's facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF's ability to properly collect, use, manage and secure consumer and employee data; stability of VF's manufacturing facilities and foreign suppliers; continued use by VF's suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the pending exit of the United Kingdom from the European Union ("Brexit") or any other similar referendums that may be held; and adverse or unexpected weather conditions. More information on potential factors that could affect VF's financial results is included from time to time in VF's public reports filed with the Securities and Exchange Commission, including VF's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

VF CORPORATION Condensed Consolidated Statements of Income (Unaudited) (In thousands, except per share amounts)

	Three Months Ended June		%
	2019	2018	Change
Net revenues	$2,271,479	$2,137,135	6%
Costs and operating expenses
Cost of goods sold	1,036,114	1,005,289	3%
Selling, general and administrative expenses	1,102,073	1,018,747	8%
Total costs and operating expenses	2,138,187	2,024,036	6%
Operating income	133,292	113,099	18%
Interest, net	(14,998)	(24,853)	(40)%
Other income (expense), net	5,598	(19,425)	*
Income from continuing operations before income taxes	123,892	68,821	80%
Income taxes	26,643	7,457	*
Income from continuing operations	97,249	61,364	58%
Income (loss) from discontinued operations, net of tax	(48,028)	98,994	*
Net income	$49,221	$160,358	(69)%
Earnings (loss) per common share - basic (a)
Continuing operations	$0.25	$0.16	57%
Discontinued operations	(0.12)	0.25	*
Total earnings per common share - basic	$0.12	$0.41	(70)%
Earnings (loss) per common share - diluted (a)
Continuing operations	$0.24	$0.15	58%
Discontinued operations	(0.12)	0.25	*
Total earnings per common share - diluted	$0.12	$0.40	(69)%
Weighted average shares outstanding
Basic	396,727	394,165
Diluted	401,914	399,548
Cash dividends per common share	$0.51	$0.46	11%
* Calculation not meaningful

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended June 2019 and June 2018 relate to the 13-week fiscal period ended June 29, 2019 and the 13-week fiscal period ended June 30, 2018, respectively, and references to March 2019 relate to the balance sheet as of March 30, 2019.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (In thousands)

	June	March	June
	2019	2019	2018
ASSETS
Current assets
Cash and equivalents	$606,080	$445,119	$392,175
Accounts receivable, net	1,338,610	1,465,855	1,222,938
Inventories	1,665,132	1,432,660	1,521,659
Other current assets	424,049	433,793	401,515
Current assets of discontinued operations	—	896,030	791,860
Total current assets	4,033,871	4,673,457	4,330,147
Property, plant and equipment	865,141	915,177	875,338
Goodwill and intangible assets	3,525,053	3,513,678	3,723,999
Operating lease right-of-use asset	1,272,552	—	—
Other assets	739,776	772,755	774,613
Other assets of discontinued operations	—	481,718	487,657
Total assets	$10,436,393	$10,356,785	$10,191,754
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$67,658	$659,060	$1,311,861
Current portion of long-term debt	5,068	5,263	6,189
Accounts payable	588,417	580,867	565,943
Accrued liabilities	1,318,342	1,154,932	864,483
Current liabilities of discontinued operations	—	261,482	247,080
Total current liabilities	1,979,485	2,661,604	2,995,556
Long-term debt	2,126,835	2,115,884	2,156,627
Operating lease liabilities	1,042,117	—	—
Other liabilities	1,137,219	1,232,200	1,260,681
Other liabilities of discontinued operations	—	48,581	47,774
Total liabilities	6,285,656	6,058,269	6,460,638
Stockholders' equity	4,150,737	4,298,516	3,731,116
Total liabilities and stockholders' equity	$10,436,393	$10,356,785	$10,191,754

VF CORPORATION Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended June
	2019	2018
Operating activities
Net income	$49,221	$160,358
Income (loss) from discontinued operations, net of tax	(48,028)	98,994
Income from continuing operations, net of tax	97,249	61,364
Depreciation and amortization, including operating lease right-of-use assets	158,482	52,896
Other adjustments	(342,477)	(14,923)
Cash (used) provided by operating activities - continuing operations	(86,746)	99,337
Cash provided by operating activities - discontinued operations	16,818	177,807
Cash (used) provided by operating activities	(69,928)	277,144
Investing activities
Business acquisitions, net of cash received	—	(321,395)
Proceeds from sale of businesses, net of cash sold	—	288,273
Capital expenditures	(41,861)	(62,484)
Software purchases	(14,512)	(21,514)
Other, net	61,123	5,373
Cash provided (used) by investing activities - continuing operations	4,750	(111,747)
Cash used by investing activities - discontinued operations	(1,632)	(17,483)
Cash provided (used) by investing activities	3,118	(129,230)
Financing activities
Net decrease from short-term borrowings and long-term debt	(586,956)	(215,940)
Cash dividends paid	(202,538)	(181,517)
Cash received from Kontoor Brands, net of cash transferred	906,147	—
Proceeds from issuance of Common Stock, net of shares withheld for taxes	7,199	53,500
Cash provided (used) by financing activities	123,852	(343,957)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	5,078	(19,998)
Net change in cash, cash equivalents and restricted cash	62,120	(216,041)
Cash, cash equivalents and restricted cash – beginning of year	556,587	689,190
Cash, cash equivalents and restricted cash – end of period	$618,707	$473,149

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Three Months Ended June		% Change	% Change Constant Currency (a)	% Change Adjusted (b)	% Change Constant Currency and Adjusted (a) (b)	% Change Adjusted Organic (b) (c)	% Change Constant Currency and Adjusted Organic (a) (b) (c)
	2019	2018
Segment revenues
Outdoor	$610,620	$568,600	7%	11%	7%	11%	5%	8%
Active	1,232,126	1,136,937	8%	11%	8%	11%	13%	16%
Work	422,471	423,293	0%	1%	0%	1%	3%	4%
Other (d)	6,262	8,305	*	*	*	*	*	*
Total segment revenues	$2,271,479	$2,137,135	6%	9%	6%	8%	9%	11%
Segment profit (loss)
Outdoor	$(80,270)	$(83,495)	4%	2%
Active	307,566	269,197	14%	17%
Work	47,025	48,927	(4)%	(3)%
Other (d)	(1,616)	2,233	*	*
Total segment profit	272,705	236,862	15%	18%
Corporate and other expenses	(133,815)	(143,188)	(7)%	(6)%
Interest, net	(14,998)	(24,853)	(40)%	(40)%
Income from continuing operations before income taxes	$123,892	$68,821	80%	88%

(a) Refer to constant currency definition on the following pages.

(b) Excludes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands for the three months ended June 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2019" page for additional information.

(c) Excludes the operating results of Altra® for the two months ended May 2019, which reflects the one-year anniversary of the acquisition. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business for the three months ended June 2018. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2019" and "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2018" pages for additional information.

(d) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results from transition services related to the sales of the Reef® and Nautica® brand businesses, as well as sales of non-VF products.

* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Three Months Ended June 2019
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$610,620	$17,882	$628,502
Active	1,232,126	26,854	1,258,980
Work	422,471	3,524	425,995
Other	6,262	2,473	8,735
Total segment revenues	$2,271,479	$50,733	$2,322,212
Segment profit (loss)
Outdoor	$(80,270)	$(1,514)	$(81,784)
Active	307,566	7,203	314,769
Work	47,025	291	47,316
Other	(1,616)	93	(1,523)
Total segment profit	272,705	6,073	278,778
Corporate and other expenses	(133,815)	(260)	(134,075)
Interest, net	(14,998)	—	(14,998)
Income from continuing operations before income taxes	$123,892	$5,813	$129,705
Diluted earnings per share growth	58%	6%	64%

Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The constant currency financial information also excludes the impact of foreign currency-denominated transactions in countries with highly inflationary economies. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation, and measuring foreign currency transactions in highly inflationary economies. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). Similarly, foreign currency transactions in highly inflationary economies, on a constant currency basis, are calculated using exchange rates from the comparable period of the prior year.

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2019 (Unaudited) (In thousands, except per share amounts)

Three Months Ended June 2019	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and Specified Strategic Business Decisions (b)	Adjusted	Contribution from Acquisition (c)	Adjusted Organic
Revenues	$2,271,479	$—	$(4,315)	$2,267,164	$(11,764)	$2,255,400

Gross profit	1,235,365	(667)	(2,168)	1,232,530	(4,485)	1,228,045
Percent	54.4%			54.4%		54.4%

Operating income	133,292	12,840	16,953	163,085	37	163,122
Percent	5.9%			7.2%		7.2%

Other income (expense), net	5,598	—	124	5,722	4	5,726

Diluted earnings per share from continuing operations (d)	0.24	0.02	0.03	0.30	—	0.30

(a) Transaction and deal related costs include acquisition and integration costs related to the acquisitions of the Icebreaker® and Altra® brands, which totaled $3.3 million for the three months ended June 2019. The costs also include separation and related expenses associated with the spin-off of the Jeans business of $9.5 million, that did not meet the criteria for discontinued operations, for the three months ended June 2019. The transaction and deal related costs resulted in a net tax benefit of $3.1 million in the three months ended June 2019.

(b) Relocation and specified strategic business decisions for the three months ended June 2019 include costs associated with the relocation of VF’s global headquarters and certain brands to Denver, Colorado, which totaled $15.0 million for the three months ended June 2019. This activity includes a gain of approximately $11 million on the sale of certain office real estate and related assets in connection with the relocation. The activity also reflects costs related to specified strategic business decisions to cease operations in Argentina and planned business model changes in certain other countries in South America as well as the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands, which totaled $2.0 million for the three months ended June 2019. The relocation and specified strategic business decisions costs resulted in a net tax benefit of $4.1 million for the three months ended June 2019.

(c) The contribution from acquisition represents the operating results of Altra® for the two months ended May 2019, which reflects the one-year anniversary of the acquisition. The results exclude transaction and deal related costs.

(d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 401,914,000 weighted average common shares for the three months ended June 2019.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of transaction and deal related costs and relocation and specified strategic business decisions, and on an adjusted organic basis, which excludes the operating results of Altra® (for the two months ended May 2019). Contribution from acquisition also excludes transaction and deal related costs. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2018 (Unaudited) (In thousands, except per share amounts)

Three Months Ended June 2018	As Reported under GAAP	Transaction and Deal Related Costs (a)	Impact of Tax Act (b)	Adjusted	Contribution from Divestitures (c)	Adjusted Organic
Revenues	$2,137,135	$—	$—	$2,137,135	$(61,268)	$2,075,867

Gross profit	1,131,846	4,323	—	1,136,169	(25,124)	1,111,045
Percent	53.0%			53.2%		53.5%

Operating income	113,099	19,155	—	132,254	(9,305)	122,949
Percent	5.3%			6.2%		5.9%

Diluted earnings per share from continuing operations (d)	0.15	0.04	(0.01)	0.18	(0.02)	0.17

(a) Transaction and deal related costs for the three months ended June 2018 include acquisition and integration costs related to the acquisitions of Williamson-Dickie and the Icebreaker® and Altra® brands. The transaction and deal related costs resulted in a net tax benefit of $3.5 million in the three months ended June 2018.

(b) On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act ("Tax Act"). Measurement period adjustments related to the provisional net charge were recorded during the three months ended June 2018, resulting in a tax benefit of $2.9 million.

(c) The contribution from divestitures represents the operating results of the Reef® brand and Van Moer business for the three months ending June 2018. The contribution from divestitures resulted in tax expense of $1.9 million for the three months ended June 2018.

(d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impact was calculated using 399,548,000 weighted average common shares for the three months ended June 2018.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes transaction and deal related expenses and the impact of tax reform, and on an adjusted organic basis, which excludes the operating results of Reef® and the Van Moer business. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Top 4 Brand Revenue Information (Unaudited)

	Three Months Ended June 2019
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global
Vans®
% change	22%	8%	26%	20%
% change constant currency*	22%	15%	33%	23%
The North Face®
% change	10%	4%	14%	9%
% change constant currency*	10%	11%	20%	12%
Timberland®
% change	6%	(9)%	1%	(1)%
% change constant currency*	7%	(4)%	5%	2%
Dickies®
% change	4%	(11)%	(3)%	1%
% change constant currency*	4%	(5)%	2%	2%
*Refer to constant currency definition on previous pages.

VF CORPORATION Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited)

	Three Months Ended June 2019
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)	% Change Adjusted Organic (a) (b)	% Change Constant Currency and Adjusted Organic*(a) (b)
Geographic Revenue Growth
U.S.	9%	9%	9%	9%	12%	12%
EMEA	(5)%	1%	(5)%	1%	0%	5%
APAC	13%	19%	13%	19%	13%	19%
China	21%	29%	21%	29%	21%	29%
Americas (non-U.S.)	5%	10%	2%	5%	3%	6%
International	2%	8%	2%	7%	4%	10%
Global	6%	9%	6%	8%	9%	11%

	Three Months Ended June 2019
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)	% Change Adjusted Organic (a) (b)	% Change Constant Currency and Adjusted Organic*(a) (b)
Channel Revenue Growth
Wholesale (c)	2%	4%	2%	4%	6%	8%
Direct-to-consumer	14%	17%	14%	16%	14%	16%
Digital	24%	28%	24%	28%	25%	29%

	As of June
	2019	2018
DTC Store Count
Total	1,427	1,382

*Refer to constant currency definition on previous pages.

(a) Excludes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands for the three months ended June 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2019" page for additional information.

(b) Excludes the operating results of Altra® for the two months ended May 2019, which reflects the one-year anniversary of the acquisition. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business for the three months ended June 2018. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2019" and "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three Months Ended June 2018" pages for additional information.

(c) Royalty revenues are included in the wholesale channel for all periods.

Contacts

VF Corporation
Joe Alkire, 720-778-4051
Vice President, Corporate Development, Investor Relations and Treasury
or
Craig Hodges, 720-778-4116
Vice President, Corporate Affairs